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                                                                    Exhibit 4.25

TAX PARCEL/GPIN #33-6



THIS IS A CREDIT LINE DEED OF TRUST

The maximum aggregate amount of principal to be secured at any one time is $125,000,000*.

Name of Beneficiary:  Wells Fargo Bank Minnesota, National Association

Mailing Address of Beneficiary:  213 Court Street, Suite 902
                                 Middleton, CT  06457


                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                                       BY

                         COLONIAL DOWNS HOLDINGS, INC.,
                                   as Grantor,

                                       TO

                    DAVID F. BELKOWITZ and JAMES L. WEINBERG,
                                   as Trustees

                               for the benefit of

                Wells Fargo Bank Minnesota, National Association,
                                 as Beneficiary

                Securing Principal Indebtedness of $125,000,000*


                            Dated as of June 14, 2002

                            Relating to Premises in:

                            New Kent County, Virginia

                       After recording, please return to:

                           David F. Belkowitz, Esquire
                               Hirschler Fleischer
                              710 East Byrd Street
                            Richmond, Virginia 23219

 *1. The total principal indebtedness of the Grantor and its affiliates is $125,000,000 (the "Indebtedness").
  2. The total value of all properties in Virginia given as security for the Indebtedness is $33,622,155 (the "Security Properties") or 26.9% of the Indebtedness.
  3. The Virginia state recordation tax to be paid on this and other deeds of trust concurrently being recorded in Virginia is based on $33,622,155 (26.9% of the Indebtedness) or $__________________.

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  4.     The total value of the property in _____________ is $__________________
         or _____% of the indebtedness.
  5. The local recordation tax to be paid on this deed of trust is based on $________ (____% of the indebtedness) or $_____________________.

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                                TABLE OF CONTENTS

                                                                            Page

PREAMBLE ..................................................................... 1

RECITALS ..................................................................... 1

AGREEMENT .................................................................... 2

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions .................................................... 2
SECTION 1.2   Interpretation ................................................. 6
SECTION 1.3   Resolution of Drafting Ambiguities ............................. 7

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

SECTION 2.1   Grant of Mortgaged Property .................................... 7
SECTION 2.2   Assignment of Leases and Rents ................................. 8
SECTION 2.3   Secured Obligations ............................................ 8
SECTION 2.4   Future Advances ................................................ 8
SECTION 2.5   No Release ..................................................... 8

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF GRANTOR

SECTION 3.1   Authority and Validity ......................................... 9
SECTION 3.2   Warranty of Title .............................................. 9
SECTION 3.3   Condition of Mortgaged Property ................................10
SECTION 3.4   Leases .........................................................11
SECTION 3.5   Insurance ......................................................11
SECTION 3.6   Charges ........................................................12
SECTION 3.7   Environmental ..................................................12
SECTION 3.8   No Conflicts, Consents, etc. ...................................12
SECTION 3.9   Benefit to the Grantor .........................................13

                                   ARTICLE IV

                          CERTAIN COVENANTS OF GRANTOR

SECTION 4.1   Preservation of Corporate Existence ............................13
SECTION 4.2   Title ..........................................................13
SECTION 4.3   Maintenance and Use of Mortgaged Property; Alterations .........14
SECTION 4.4   Notices Regarding Certain Defaults .............................14
SECTION 4.5   Access to Mortgaged Property, Books and Records;
               Other Information .............................................15
SECTION 4.6   Limitation on Liens; Transfer Restrictions .....................15
SECTION 4.7   Environmental ..................................................15

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SECTION 4.8   Estoppel Certificates ..........................................16

                                   ARTICLE V

                                     LEASES

SECTION 5.1   Grantor's Affirmative Covenants with Respect to Leases .........16
SECTION 5.2   Grantor's Negative Covenants with Respect to Leases ............17
SECTION 5.3   Additional Requirements with Respect to New Leases .............17

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1   Present Assignment; License to the Grantor .....................18
SECTION 6.2   Collection of Rents by the Beneficiary .........................18
SECTION 6.3   No Release .....................................................18
SECTION 6.4   Irrevocable Interest ...........................................18
SECTION 6.5   Amendment to Leases ............................................19

                                  ARTICLE VII

                       TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1   Payment of Charges .............................................19
SECTION 7.2   Escrow of Taxes ................................................19
SECTION 7.3   Certain Statutory Liens ........................................19
SECTION 7.4   Stamp and Other Taxes ..........................................19
SECTION 7.5   Certain Tax Law Changes ........................................19
SECTION 7.6   Proceeds of Tax Claim ..........................................20

                                  ARTICLE VIII

                                   INSURANCE

SECTION 8.1   Required Insurance Policies and Coverages ......................20
SECTION 8.2   Delivery After Foreclosure .....................................20

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

SECTION 9.1   Contesting of Taxes and Certain Statutory Liens ................20
SECTION 9.2   Contesting of Insurance ........................................20

                                   ARTICLE X

                   DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 10.1  Destruction ....................................................21
SECTION 10.2  Condemnation ...................................................21

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                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1    Events of Default ............................................21
SECTION 11.2    Remedies in Case of an Event of Default ......................21
SECTION 11.3    Sale of Mortgaged Property if Event of Default Occurs;
                 Proceeds of Sale ............................................22
SECTION 11.4    Additional Remedies in Case of an Event of Default ...........23
SECTION 11.5    Legal Proceedings After an Event of Default ..................23
SECTION 11.6    Remedies Not Exclusive .......................................24

                                  ARTICLE XII

                     SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1    Security Agreement ...........................................25
SECTION 12.2    Fixture Filing ...............................................25

                                  ARTICLE XIII

                               FURTHER ASSURANCES

SECTION 13.1    Recording Documentation To Assure Security ...................25
SECTION 13.2    Further Acts .................................................26
SECTION 13.3    Additional Security ..........................................26

                                  ARTICLE XIV

                                 MISCELLANEOUS

SECTION 14.1    Covenants To Run with the Land ...............................26
SECTION 14.2    No Merger ....................................................26
SECTION 14.3    Concerning Beneficiary and Trustee ...........................27
SECTION 14.4    Beneficiary May Perform; Beneficiary Appointed
                 Attorney-in-Fact ............................................27
SECTION 14.5    Expenses .....................................................28
SECTION 14.6    Indemnity ....................................................28
SECTION 14.7    Continuing Security Interest; Assignment .....................29
SECTION 14.8    Termination; Release .........................................29
SECTION 14.9    Modification in Writing ......................................29
SECTION 14.10   Notices ......................................................29
SECTION 14.11   Governing Law; Service of Process; Waiver of Jury Trial ......29
SECTION 14.12   Severability of Provisions ...................................30
SECTION 14.13   Limitation on Interest Payable ...............................30
SECTION 14.14   Business Days ................................................30
SECTION 14.15   Relationship .................................................30
SECTION 14.16   Waiver of Stay ...............................................30
SECTION 14.17   No Credit for Payment of Taxes or Impositions ................31
SECTION 14.18   No Claims Against the Beneficiary ............................31
SECTION 14.19   Obligations Absolute .........................................31
SECTION 14.20   Last Dollars Secured .........................................31
SECTION 14.21   Trustee Provisions ...........................................32

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SIGNATURE

ACKNOWLEDGMENT

SCHEDULE A     Legal Description
SCHEDULE B     Prior Liens
SCHEDULE C     Leases

Exhibit 1      Form of Subordination, Non-Disturbance and Attornment Agreement

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             DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING


DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Deed of Trust"), dated as of June __, 2002, made by COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation, having an office at 10515 Colonial Downs Parkway, New Kent, Virginia 23124, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Grantor"), to DAVID F. BELKOWITZ and JAMES L. WEINBERG, either of whom may act, having an address at Hirschler Fleischer, 701 E. Byrd Street, 15th Floor, Richmond, Virginia 23219, as trustee (together with any successors in such capacity, the "Trustee") for the benefit of WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association having an office at 213 Court Street, Suite 902, Middletown, CT 06457, in its capacity as trustee pursuant to the Indenture (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, the "Beneficiary").

                                    RECITALS:


                  A. Gameco, Inc. (the "Issuer"), certain of its Subsidiaries (as hereinafter defined), and the Beneficiary have entered into that certain indenture, dated as of February 8, 2002 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuer has issued its 11 7/8% senior secured notes due 2009 (the "Senior Secured Notes") in the aggregate principal amount of $125,000,000. It is contemplated that the Issuer may, after the date hereof, issue Additional Notes (as defined in the Indenture) and Exchange Notes (as defined in the Indenture); the Exchange Notes, together with the Additional Notes and the Senior Secured Notes, the "Notes"), in each case, pursuant to the provisions of the Indenture.

                  B. The Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding equity interests of the Grantor.

                  C. The Grantor has, pursuant to a Supplemental Indenture dated as of the date hereof, among other things, unconditionally guaranteed (the "Guarantee") the obligations of the Issuer under the Indenture and the Notes.

                  D. The Grantor will receive substantial benefits from the execution and delivery of, and the performance of the obligations under, the Indenture and the Notes, and is therefore willing to enter into this Deed of Trust.

                  E. The Grantor is the legal owner of the Mortgaged Property (as hereinafter defined).

                  F. This Deed of Trust is given by the Grantor for the benefit of the Beneficiary for the benefit of the Holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                                   AGREEMENT:

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby covenants and agrees with the Beneficiary as follows:

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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture. The following terms used in this Deed of Trust shall have the following meanings:

                  "ACM" shall have the meaning assigned to such term in Section 4.7(ii) hereof.

                  "Affiliate" shall have the meaning assigned to such term in the Indenture.

                  "Alteration" shall mean any and all alterations, installations, improvements, additions, modifications or changes of a structural nature of or to the Premises.

                  "Beneficiary" shall have the meanings assigned to such term in the Preamble hereof.

                  "Business Day" shall have the meaning assigned to such term in the Indenture.

                  "Charges" shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges or Liens imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

                  "Collateral Account" shall have the meaning assigned to such term in the Indenture.

                  "Collateral Documents" shall have the meaning assigned to such term in the Indenture.

                  "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 9.1 hereof.

                  "Contracts" shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all contracts and other general intangibles relating to the Mortgaged Property (including, without limitation, all reciprocal easements and/or operating agreements, covenants, conditions and restrictions and similar agreements affecting all or any portion of the Mortgaged Property) and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

                  "Deed of Trust" shall have the meaning assigned to such term in the Preamble hereof.

                  "Default Rate" shall mean the rate per annum equal to the highest rate then payable under the Indenture.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, the Premises or any part thereof.

                  "Environmental Law" shall mean any applicable federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Grantor, relating to pollution or protection of the environment, or health or safety including, without limitation, any relating to the release or threatened release of any Hazardous Materials.

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                  "Event of Default" shall have the meaning assigned to such term in the Indenture.

                  "Fixture" shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement or used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof.

                  "GAAP" shall have the meaning assigned to such term in the Indenture.

                  "Governmental Authority" shall mean any federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Grantor or the Mortgaged Property or any portion thereof.

                  "Grantor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Grantor's Interest" shall have the meaning assigned to such term in Section 2.2 hereof.

                  "Guarantee" shall have the meaning assigned to such term in Recital C hereof.

                  "Guarantors" shall have the meaning assigned to such term in the Indenture.

                  "Hazardous Materials" shall mean any substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

                  "Holder" shall have the meaning assigned to such term in the Indenture.

                  "Improvements" shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land including, without limitation
(i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein.

                  "Indemnified Liabilities" shall have the meaning assigned to such term in Section 14.6(i) hereof.

                  "Indemnitees" shall have the meaning assigned to such term in
Section 14.6(i) hereof.

                  "Indenture" shall have the meaning assigned to such term in Recital A hereof.

                  "Insurance Policies" means the insurance policies and coverages required to be maintained by the Grantor with respect to the Mortgaged Property pursuant to Section 4.19(b) of the Indenture and all renewals and extensions thereof.

                  "Insurance Requirements" means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Grantor and applicable to the Mortgaged Property or any use or condition thereof.

                  "Issuer" shall have the meaning assigned to such term in Recital A hereof.

                  "Land" shall mean those certain tracts or parcels of land described in Schedule A annexed to this Deed of Trust, together with all of the Grantor's reversionary rights therein and all of the Grantor's rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

                  "Landlord" shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.

                  "Leases" shall mean, collectively, any and all interests of the Grantor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy, rental, access or concession agreements and any other agreements pursuant to which any Person is granted a possessory interest in or right to use or occupy all or any portion of the Mortgaged Property, in each case whether now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises or the use or occupancy thereof and any and all amendments, modifications, supplements, replacements, extensions, renewals and/or guarantees, if any thereof, whether now in effect or hereafter coming into effect.

                  "Lien" shall have the meaning assigned to such term in the
                    Indenture.

                  "Mortgaged Property" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Net Loss Proceeds" shall have the meaning assigned to such term in the Indenture.

                  "Net Proceeds" shall have the meaning assigned to such term in the Indenture.

                  "Notes" shall have the meaning assigned to such term in
                    Recital A hereof.

                  "Officers' Certificate" shall have the meaning assigned to such term in the Indenture.

                  "Permit" shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

                  "Permitted Collateral Liens" shall have the meaning assigned to such term in Section 4.6 hereof.

                  "Permitted Liens" shall have the meaning assigned to such term in the Indenture.

                  "Person" shall have the meaning assigned to such term in the Indenture.

                  "Premises" shall mean, collectively, the Land and the Improvements.

                  "Prior Liens" shall mean, collectively, the Liens identified in Schedule B annexed to this Deed of Trust.

                  "Proceeds" shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include, without limitation, all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person, other than the Issuer or any Subsidiary thereof, that is not a party to this Deed of Trust), indemnity, warranty, guaranty or claim payable to the Beneficiary or to the Grantor from time to time with respect to any of the Mortgaged Property including, without limitation, all Net Loss Proceeds relating thereto, (iii) payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Proceeds relating thereto, (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.

                  "Property Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; and (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Deed of Trust or the rights and remedies of the Beneficiary or Trustee hereunder.

                  "Prudent Operator" shall mean the standard of care taken by a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

                  "Records" shall mean, collectively, any and all right, title and interest of the Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

                  "Rents" shall mean, collectively, any and all rents, additional rents, royalties, issues, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Grantor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

                  "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuer and any and all of the Guarantors from time to time arising under or in respect of this Deed of Trust, the Indenture, the Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Deed of Trust, the Indenture, the Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuer, any Guarantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Secured Parties" shall have the meaning assigned to such term in Recital F hereof.

                  "Senior Secured Notes" shall have the meaning assigned to such term in Recital A hereof.

                  "Subordination Agreement" shall mean a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit 1 annexed to this Deed of Trust.

                  "Subsidiaries" shall have the meaning assigned to such term in the Indenture.

                  "Taking" shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

                  "Tax Escrow Fund" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "Tenant" shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  SECTION 1.2 Interpretation. In this Deed of Trust, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question not to be unreasonably withheld, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Deed of Trust in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Deed of Trust, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provisions hereof and (xi) all obligations of the Grantor hereunder shall be satisfied by the Grantor at the Grantor's sole cost and expense.

                  SECTION 1.3 Resolution of Drafting Ambiguities. The Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Beneficiary) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

                  SECTION 2.1 Grant of Mortgaged Property. The Grantor hereby pledges, gives, grants, bargains, sells, assigns and conveys to the Trustee, its successors and assigns, in trust, with powers of sale, for the use and benefit of the Beneficiary, and hereby grants to the Beneficiary (for its benefit and for the benefit of the other Secured Parties), a security interest in and Deed of Trust Lien upon all of the Grantor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

                 (i)    Land;

                (ii)    Improvements;

               (iii)    Leases;

                (iv)    Rents;

                 (v)    Permits;

                (vi)    Contracts;

               (vii)    Records; and

              (viii)    Proceeds.

                  Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Grantor's right, title or interest in (i) any Contract to which the Grantor is a party or any of its rights or interests thereunder (other than (x) the right to receive any payment of money (including without limitation accounts, general intangibles and payment intangibles (each as defined in the UCC) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC and (y) any proceeds, substitutions or replacements thereof) to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Grantor therein; provided, however, that at such time as any Contract or Permit described in clauses (i) and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging unto (i) Trustee, his substitutes or successors, forever, to the extent the same constitutes real property or an interest therein and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of Beneficiary and Beneficiary's successors and assigns forever, for the purpose of securing payment and performance by Grantor of the Secured Obligations, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto each of the Trustee and Beneficiary, their substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any part thereof.

                  SECTION 2.2 Assignment of Leases and Rents. During the term hereof, the Grantor absolutely, presently, unconditionally and irrevocably pledges, grants, sells, conveys, delivers, hypothecates, assigns, transfers and sets over to the Beneficiary, and grants to the Beneficiary, subject to the terms of Article VI hereof, all of the Grantor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Grantor's Interest"):

                 (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

                (ii) all claims, rights, powers, privileges and remedies of the Grantor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to the Grantor as a result of such failure;

               (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceeding at law or in equity; and

                (iv) the full power and authority, in the name of the Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Grantor, as Landlord, is or may be entitled to take under the Leases.

                  SECTION 2.3 Secured Obligations. This Deed of Trust secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

                  SECTION 2.4 Future Advances. This Deed of Trust shall secure future advances. The maximum aggregate amount of all advances of principal under the Indenture (which advances are obligatory to the extent the conditions set forth in the Indenture relating thereto are satisfied) that may be outstanding hereunder at any time is $125,000,000 plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other reasonable costs incurred to protect the security encumbered hereby or the Lien hereof, reasonable expenses incurred by the Beneficiary by reason of any default by the Grantor under the terms hereof, together with all other sums secured hereby.

                  SECTION 2.5 No Release. Nothing set forth in this Deed of Trust shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantor's part to be so performed or observed or shall impose any liability on the Beneficiary or any other Secured Party for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained in this Deed of Trust, the Indenture, the Notes or the Collateral Documents, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Grantor contained in this Section 2.5 shall survive the termination hereof and the discharge of the Grantor's other obligations under this Deed of Trust and the Indenture, the Notes and the Collateral Documents.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF GRANTOR

                  SECTION 3.1 Authority and Validity.

                  The Grantor represents and warrants that as of the date hereof:

                 (i) it is duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization;

                (ii) it is duly qualified to transact business and is in good standing in the state in which the Mortgaged Property is located;

               (iii) it has full corporate or other organizational power and lawful authority to execute and deliver this Deed of Trust and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign the Grantor's Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

                (iv) this Deed of Trust is a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  SECTION 3.2 Warranty of Title. The Grantor represents and warrants that:

                 (i) it has good fee simple title to the Premises and the Landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Collateral Liens;

                (ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property, except for Permitted Collateral Liens;

               (iii) it is in compliance with each term, condition and provision of any obligation of the Grantor which is secured by the Mortgaged Property or the noncompliance with which would result in a Property Material Adverse Effect; and

                (iv) this Deed of Trust creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property subject to Permitted Collateral Liens, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Permitted Collateral Liens.

                 SECTION 3.3 Condition of Mortgaged Property. The Grantor represents and warrants that:

                 (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every Permit necessary for the present use, operation and occupancy of the Premises by the Grantor and its Tenants and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits, except where the failure to be so issued and to be in full force and effect would not result in a Property Material Adverse Effect;

                 (ii) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, set back or other development and/or use requirements of Governmental Authorities except where such noncompliance would not result in a Property Material Adverse Effect;

                 (iii) the Premises are served by all utilities (including, without limitation, water and sewer systems) necessary for the present use thereof, and all utility services are provided by public or private utilities and the Premises have accepted or are equipped to accept such utility services and the Grantor has not received notice of termination of such utility service, except where the failure to be so served would not result in a Property Material Adverse Effect;

                 (iv) the Grantor has access to the Premises from roads sufficient to allow the Grantor and its Tenants and invitees to conduct their respective businesses at the Premises in accordance with sound commercial practices and the Grantor has not received notice of termination of such access, except where the failure to have such access would not result in a Property Material Adverse Effect;

                 (v) the Grantor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor, other than such Takings as would not result in a Property Material Adverse Effect;

                (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty that, as of the date hereof, has not been repaired in all material respects, other than such Destruction as would not have a Property Material Adverse Effect;

               (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim other than such disputes as would not result in a Property Material Adverse Effect;

              (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law, except where the failure to so comply would not result in a Property Material Adverse Effect;

                (ix) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises is located within such area, the Grantor has obtained the insurance prescribed in
         Article VIII hereof;

                (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvements are assessed and taxed together with the Premises or any portion thereof, other than such cases where the failure to be so assessed would not result in a Property Material Adverse Effect; and

                (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property, other than such options or rights of first refusal as would not result in a Property Material Adverse Effect.

                SECTION 3.4 Leases. The Grantor represents and warrants that as of the date hereof:

                (i) the Leases identified in Schedule C attached hereto are the only Leases in existence on the date hereof relating to the Premises;

                (ii) true copies of such Leases have been previously delivered to the Beneficiary and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

                (iii) the Grantor is the sole owner of all of the Grantor's Interest in such Leases;

                (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of the Grantor and the applicable Tenant thereunder, and is enforceable against the Grantor and such Tenant in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

                (v) there is no default under any of such Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

                (vi)   all Rents due under such Leases have been paid in full;

                (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Beneficiary pursuant to the provisions hereof;

                (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one (1) month in advance;

                (ix) there exists no offsets or defenses to the payment of any portion of the Rents and the Grantor owes no monetary obligation to any Tenant under any such Lease;

                (x) the Grantor has received no notice from any Tenant challenging the validity or enforceability of any such Lease; and

                (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

               (xii) each such Lease is subordinate to this Deed of Trust either pursuant to its terms or pursuant to a recordable Subordination Agreement.

                SECTION 3.5 Insurance. The Grantor represents and warrants that, except where the failure of clauses (i), (ii) or (iii) hereof to be true would not have a Property Material Adverse Effect, (i) the Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Grantor has not received notice of violation or cancellation thereof and (iv) all insurance certificates required pursuant to the Indenture have been delivered to the Beneficiary.

                SECTION 3.6 Charges. The Grantor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or to the extent such Charges are being contested in accordance with Section 9.1 hereof.

                SECTION 3.7 Environmental. The Grantor represents and warrants that:

                (i) it has obtained all Permits which are necessary with respect to the ownership and operation of its business and the Mortgaged Property under any and all applicable Environmental Laws and is in compliance with all terms and conditions thereof, except where the failure so to obtain or to be in compliance would not result in a Property Material Adverse Effect;

                (ii) it is in compliance with any and all applicable Environmental Laws including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure so to be in compliance would not result in a Property Material Adverse Effect;

                (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or threatened against it or any Affiliate under the Environmental Laws which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect; and

                (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with the Environmental Laws, or which may give rise to any common law or legal liability including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect.

                SECTION 3.8 No Conflicts, Consents, etc. Neither the execution and delivery hereof by the Grantor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Grantor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (ii) conflicts with any Requirement of Law applicable to the Grantor or its property or (iii) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property, except where such violation, conflict, creation or imposition would not have a Property Material Adverse Effect. No consent of any party (including, without limitation, equityholders or creditors of the Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than with respect to any required Permits) is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by the Grantor granted by it pursuant to this Deed of Trust or for the execution, delivery or performance hereof by the Grantor except for the filing of this Deed of Trust and the other filings contemplated hereby or (ii) the exercise by the Beneficiary of the remedies in respect of the Mortgaged Property pursuant to this Deed of Trust other than those required by law in connection with the exercise of the applicable remedy.

               SECTION 3.9 Benefit to the Grantor. The Grantor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Indenture, the Notes and the Collateral Documents.

                                   ARTICLE IV

                          CERTAIN COVENANTS OF GRANTOR

               SECTION 4.1 Preservation of Corporate Existence. The Grantor shall:
               (i) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization;

               (ii) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located; and

               (iii) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof, except where the failure to do so would not result in a Property Material Adverse Effect.

               SECTION 4.2  Title.  The Grantor shall:

               (i) (A) keep in effect all material rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto, except against Permitted Collateral Liens (other than the Lien created by this Deed of Trust);

               (ii) (A) comply, in all material respects, with each of the terms, conditions and provisions of any obligation of the Grantor which is secured by the Mortgaged Property, except where the failure to so comply would not result in a Property Material Adverse Effect, or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, (B) forever warrant and defend to the Beneficiary the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Beneficiary hereunder, except against Permitted Collateral Liens (other than the Lien of this Deed of Trust), and (C) maintain a valid and enforceable first priority Lien, except for Permitted Collateral Liens (other than the Lien of this Deed of Trust) on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens; and

               (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Grantor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Grantor's right, title and interest in, to and under the Mortgaged Property as warranted in this Deed of Trust, or of any condition that could give rise to any such proceedings, notify the Beneficiary thereof. The Beneficiary may participate in such proceedings and the Grantor will deliver or cause to be delivered to the Beneficiary all instruments requested by the Beneficiary to permit such participation. In any such proceedings, the Beneficiary may be represented by counsel reasonably satisfactory to the Beneficiary at the reasonable expense of the Grantor. If, upon the resolution of such proceedings, the Grantor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary for deposit into the Collateral Account and shall be applied in the manner applicable to Net Loss Proceeds in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

               SECTION 4.3  Maintenance and Use of Mortgaged Property;
Alterations.

               (i) Maintenance. The Grantor shall cause the representations and warranties set forth in Section 3.3 hereof to continue to be true in each and every respect and shall pay or cause to be paid when due all Charges, costs and expenses relating thereto, other than such Charges being contested in accordance with Section 9.1 hereof.

               (ii) Maintenance of Premises. The Grantor shall not commit or suffer any waste on the Premises. The Grantor shall, at all times, maintain the Premises in good working order, condition and repair, reasonable wear and tear excepted, and shall use commercially reasonable efforts to make or cause to be made all repairs, structural or nonstructural, which are necessary or appropriate in the conduct of the Grantor's business. The Grantor shall not, except as permitted in Section 4.3(iii) hereof, alter the occupancy or use of all or any portion of the Premises without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld. Except to the extent permitted pursuant to the provisions of Section 4.3(iii) hereof, the Grantor shall not remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

               (iii) Alterations. The Grantor shall not, without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld, make any Alteration to the Premises except as permitted by Sections
10.04 and 10.06 of the Indenture. Whether or not the making of any Alteration shall require the consent of the Beneficiary pursuant to the immediately preceding sentence, the Grantor shall (A) complete each Alteration promptly, in a good and workmanlike manner and in compliance, in all material respects, with all applicable local laws, ordinances and requirements and (B) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of Article IX hereof.

               (iv) Permits. The Grantor shall maintain, or cause to be maintained, in full force and effect all Permits contemplated by and subject to
Section 3.3(i) hereof. Unless and to the extent contested by the Grantor in accordance with the provisions of Article IX hereof, the Grantor shall comply, in all material respects, with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, subject to the provisions of Section 3.3 hereof.

               (v) Zoning. The Grantor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

               SECTION 4.4 Notices Regarding Certain Defaults. The Grantor shall, promptly upon receipt of any written notice regarding (i) any default by the Grantor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of Grantor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Beneficiary.

                  SECTION 4.5 Access to Mortgaged Property, Books and Records; Other Information. Upon request to the Grantor, the Beneficiary, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable time as may be requested by the Beneficiary to all of the Mortgaged Property including, without limitation, all of the books, correspondence and records of the Grantor relating thereto. The Beneficiary and its representatives may examine the same, take extracts therefrom and make photocopies thereof. The Grantor shall, at any and all times, within a reasonable time after written request by the Beneficiary, furnish or cause to be furnished to the Beneficiary, in such manner and in such detail as may be reasonably requested by the Beneficiary, additional information with respect to the Mortgaged Property.

                  SECTION 4.6 Limitation on Liens; Transfer Restrictions. The Grantor may not, without the prior written consent of the Beneficiary, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, that the Grantor shall have the right to suffer to exist the following Liens in respect of the Mortgaged Property: (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless (A) extended, amended, supplemented or replaced in a manner permitted by the Indenture or (B) consented to by the Beneficiary which consent shall not be unreasonably withheld), (ii) the Lien and security interest created by this Deed of Trust or any other Collateral Document, (iii) Contested Liens,
(iv) Liens described in clause (9) of the definition of Permitted Liens (provided, however, that such Liens shall not extend to or cover any Mortgaged Property other than equipment subject to Capital Leases, Obligations or Purchase Money Obligations incurred in accordance with the provisions of the Indenture) or clause (4) of the definition of Permitted Liens, and (v) Leases to the extent permitted pursuant to the provisions of Article V hereof (the Liens described in clauses (i) through (v) of this sentence, collectively, "Permitted Collateral Liens").

                  SECTION 4.7  Environmental.

                 (i) Hazardous Materials. The Grantor shall (A) comply with any and all present and future Environmental Laws applicable to the Mortgaged Property, (B) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in violation of or in a manner that could result in any material liability under any present and future Environmental Law and (C) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. In the event the Grantor fails to comply with the covenants in the preceding sentence, the Beneficiary may, in addition to any other remedies set forth herein, as agent for the Grantor and at the Grantor's sole cost and expense, cause any remediation, removal or response action relating to Hazardous Materials required by applicable Environmental Laws to be taken and the Grantor shall provide to the Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Beneficiary for such purpose shall be immediately due and payable by the Grantor and shall bear interest at the Default Rate. The Beneficiary shall have the right at any time when an Event of Default shall have occurred and be continuing and at such other times when a potential violation of any present or future Environmental Law exists which in the Beneficiary's reasonable judgment could result in any material liability or obligation under such Environmental Law, at the sole cost and expense of the Grantor, to conduct an environmental audit of the Mortgaged Property by such persons or firms appointed by the Beneficiary, and the Grantor shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto. To the extent that any such environmental audit identifies conditions which in the Beneficiary's reasonable judgment would result in any material liability or obligation under any present or future Environmental Law, the Grantor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies in all material respects with the Environmental Laws and mitigates associated health and environmental risks. The Grantor shall indemnify and hold the Beneficiary and each of the other Secured Parties harmless from and against all loss, cost, damage or reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Beneficiary or any other Secured Party may sustain by reason of the assertion against the Beneficiary or any Secured Party by any party of any claim relating to such Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder, except to the extent arising from the gross negligence or willful misconduct of the Beneficiary or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof; and

                (ii) Asbestos. The Grantor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance, in all material respects, with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, the Grantor shall promptly either (A) remove any ACM which such Environmental Laws require to be removed or
(B) otherwise comply, in all material respects, with such Environmental Laws with respect to such ACM, all at the Grantor's sole cost and expense. If the Grantor shall fail so to remove any ACM or otherwise comply, in all material respects, with such laws or regulations, the Beneficiary may, in addition to any other remedies set forth herein, take reasonable or necessary steps to eliminate any ACM from the Mortgaged Property or otherwise comply, in all material respects, with applicable law, regulations or orders and the Grantor shall provide to the Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Beneficiary for such purpose shall be immediately due and payable by the Grantor and bear interest at the Default Rate. The Grantor shall indemnify and hold the Beneficiary and the other Secured Parties harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Beneficiary or the other Secured Parties may sustain, as a result of the presence of any ACM and any removal thereof or compliance with all applicable Environmental Laws, except to the extent arising from the gross negligence or willful misconduct of the Beneficiary or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

                SECTION 4.8 Estoppel Certificates. The Grantor shall, from time to time, upon thirty (30) days' prior written reasonable request of the Beneficiary, execute, acknowledge and deliver to the Beneficiary an Officers' Certificate stating that this Deed of Trust, the Indenture, the Notes and the Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust, the Indenture, the Notes and the Collateral Documents, as applicable, is or are in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Notes.

                                    ARTICLE V

                                     LEASES

                SECTION 5.1 Grantor's Affirmative Covenants with Respect to Leases. With respect to each Lease, the Grantor shall:

                (i) observe and perform, in all material respects, all the obligations imposed upon the Landlord under such Lease;

                (ii) promptly send copies to the Beneficiary of all notices of default which the Grantor shall send or receive thereunder; and

                (iii) enforce all of the terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed to the extent it would be commercially reasonable to do so.

                 SECTION 5.2 Grantor's Negative Covenants with Respect to Leases. With respect to each Lease, the Grantor shall not, without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld:

                 (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                       (A) in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                       (B) the amount held by Landlord as a reasonable security deposit thereunder; and

                       (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

                 (ii) assign, transfer or hypothecate (other than to the Beneficiary hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Grantor as Landlord under such Lease;

                 (iii) enter into any amendment or modification of such Lease which would materially decrease the unexpired term thereof or decrease the amount of the Rents payable thereunder or materially impair the value or utility of the Mortgaged Property or the security provided by this Deed of Trust;

                 (iv) terminate (whether by exercising any contractual right of the Grantor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Grantor unless:

                       (A) the Tenant under such Lease has not paid the equivalent of two (2) months' Rent and the Grantor has made reasonable efforts to collect such Rent; and

                       (B) it would be commercially reasonable to terminate such Lease; or

                 (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the material obligations of such Tenants under their respective Leases or guarantors of Tenants from any material obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Beneficiary thereby.

                 SECTION 5.3 Additional Requirements with Respect to New Leases. In addition to the requirements of Sections 5.1 and 5.2 hereof, the Grantor shall not enter into any Lease after the date hereof unless the Tenant under such Lease has entered into a Subordination Agreement and has otherwise complied with the provisions of Section 10.06 of the Indenture.

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

                SECTION 6.1 Present Assignment; License to the Grantor.
Section 2.2 of this Deed of Trust constitutes a present, absolute, effective, irrevocable and complete assignment by the Grantor to the Beneficiary of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to the Grantor thereunder and apply the same as the Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon the Beneficiary being in possession of the Premises. The Beneficiary hereby grants to the Grantor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default or a Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                SECTION 6.2 Collection of Rents by the Beneficiary.

                (i) From and after the occurrence and during the continuance of an Event of Default or a Default, any Rents receivable by the Beneficiary hereunder, after payment of all proper costs and expenses as Beneficiary may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied to the Secured Obligations or, at the option of the Beneficiary, shall be held by the Beneficiary as additional collateral to secure the performance by the Grantor of the Secured Obligations. The Beneficiary shall be accountable to the Grantor only for Rents actually received by the Beneficiary. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or a Default or waive, modify or affect notice of Event of Default or a Default or invalidate any act done pursuant to such notice.

                (ii) The Grantor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Beneficiary for payment of Rents to the Beneficiary and the Grantor shall have no claim against Tenant for Rents paid by Tenant to the Beneficiary pursuant to such notice or demand.

                SECTION 6.3 No Release. Neither this Deed of Trust nor any action or inaction on the part of the Beneficiary shall release any Tenant under any Lease, any guarantor of any Lease or the Grantor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Beneficiary. No action or failure to act on the part of the Grantor shall adversely affect or limit the rights of the Beneficiary under this Deed of Trust or, through this Deed of Trust, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Beneficiary to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Beneficiary with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Beneficiary any obligation for the operation, control, care, management or repair of the Premises.

                SECTION 6.4 Irrevocable Interest. All rights, powers and privileges of the Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                  SECTION 6.5 Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

                  SECTION 7.1 Payment of Charges. Unless and to the extent contested by the Grantor in accordance with the provisions of Article IX hereof, the Grantor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due (or within any applicable grace period) all Charges, subject to this Article VII. The Grantor shall, upon the Beneficiary's request, deliver to the Beneficiary receipts evidencing the payment of all such Charges.

                  SECTION 7.2 Escrow of Taxes. From and after the occurrence and during the continuance of an Event of Default or a Default, at the option and upon the request of the Beneficiary, the Grantor shall deposit with the Beneficiary in an account maintained by the Beneficiary (the "Tax Escrow Fund"), on the first day of each month, an amount estimated by the Beneficiary to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Grantor under Section 7.1 hereof. Such amounts shall be held by the Beneficiary without interest to the Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of the Beneficiary under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Grantor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Grantor under Section 7.1 hereof.

                  SECTION 7.3 Certain Statutory Liens. Unless and to the extent contested by the Grantor in accordance with the provisions of Article IX hereof, the Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, would result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which would result in forfeiture of all or any part of the Mortgaged Property.

                  SECTION 7.4 Stamp and Other Taxes. Unless and to the extent contested by the Grantor in accordance with the provisions of Article IX hereof, the Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Beneficiary may advance the same and the amount so advanced shall be payable by the Grantor to the Beneficiary in accordance with the provisions of Section 14.5 hereof.

                  SECTION 7.5 Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Deed of Trust, the Indenture or any other Collateral Document, the Grantor shall promptly pay to the Beneficiary such amount or amounts as may be necessary from time to time to pay any such Charges.

                  SECTION 7.6 Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. The Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall in a prompt manner be released to the Grantor.

                                  ARTICLE VIII

                                    INSURANCE

                  SECTION 8.1 Required Insurance Policies and Coverages. The Grantor shall maintain in respect of the Premises the insurance policies and coverages required under Section 4.19(b) of the Indenture.

                  SECTION 8.2 Delivery After Foreclosure. In the event that the proceeds of any insurance claim are paid after the Beneficiary has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the Insurance Policies required to be maintained pursuant to this Deed of Trust during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall be released to the Grantor.

                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

                  SECTION 9.1 Contesting of Taxes and Certain Statutory Liens. The Grantor may at its own expense contest the validity, amount or applicability of any Charges as long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture. Notwithstanding the foregoing provisions of this Section 9.1, (i) no contest of any such obligations may be pursued by the Grantor (A) if such contest would expose the Beneficiary or any Holder to any possible criminal liability or (B) unless the Grantor shall have furnished a bond or other security therefor reasonably satisfactory to the Beneficiary or such Holder, as the case may be, any additional civil liability for failure to comply with such obligations and
(ii) if at any time payment or performance of any obligation contested by the Grantor pursuant to this Section 9.1 shall become necessary to prevent the imminent imposition of remedies because of non-payment, the Grantor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

                  SECTION 9.2 Contesting of Insurance. The Grantor shall not take any action that would reasonably be expected to cause the termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or that would be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises and the Grantor shall otherwise comply in all respects with all Insurance Requirements in respect of the Premises; provided, however, that the Grantor may, at its own expense and after written notice to the Beneficiary, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or
(ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.

                                    ARTICLE X

                    DESTRUCTION, CONDEMNATION AND RESTORATION

                  SECTION 10.1 Destruction. If there shall occur any Destruction, individually or in the aggregate, in excess of $100,000, the Grantor shall promptly send to the Beneficiary a written notice setting forth the nature and extent of such Destruction. The Proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Beneficiary. The Net Loss Proceeds arising out of such Destruction, shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

                  SECTION 10.2 Condemnation. If there shall occur any Taking or the commencement of any proceeding thereof, the Grantor shall immediately notify the Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. The Beneficiary may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Grantor shall deliver or cause to be delivered to the Beneficiary all instruments requested by it to permit such participation. The Beneficiary may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Grantor in connection with any such participation. The Grantor shall pay all reasonable fees, costs and expenses incurred by the Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the Beneficiary. The Grantor shall take all steps necessary to notify the condemning authority of such assignment. The Net Loss Proceeds arising out of such Taking, shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 11.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Indenture.

                  SECTION 11.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Beneficiary or the Trustee may at the Beneficiary's option, in addition to any other action permitted under this Deed of Trust or the Indenture or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

                  (i) by written notice to the Grantor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

                  (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Grantor relating thereto and, exclude the Grantor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises,
         (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Beneficiary may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Grantor with respect thereto either in the name of the Grantor or otherwise or (F) collect and receive all Rents. The Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Beneficiary shall be applied in accordance with the provisions of the Indenture;

               (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 11.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

               (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, the Notes and the Collateral Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect.

               SECTION 11.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

               (i) If any Event of Default shall have occurred and be continuing, the Beneficiary or the Trustee may institute an action to foreclose this Deed of Trust or take such other action as may be permitted and available to the Beneficiary at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Trustee may sell the Mortgaged Property at one or more sales (to the extent permitted by law), as an entirety or in parcels (to the extent permitted by law), at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Trustee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Grantor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Grantor hereby constitutes and appoints the Trustee the true and lawful attorney-in-fact of the Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Trustee as such attorney-in-fact are hereby ratified and confirmed. The Grantor agrees that such recitals shall be binding and conclusive upon the Grantor and that any assignment or conveyance to be made by the Trustee shall divest the Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Beneficiary or the Trustee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Grantor agrees that possession of the Mortgaged Property by the Grantor, or any person claiming under the Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, the Grantor and any person in possession under the Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Beneficiary or the Trustee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

               (ii)  In the event of any sale made under or by virtue of this
Article XI, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Beneficiary, immediately become due and payable, anything in this Deed of Trust to the contrary notwithstanding.

               (iii) To the extent not inconsistent with the provisions of
Section 55-59.4.A.3 of the Code of Virginia of 1950, as amended, the Proceeds of any sale made under or by virtue of this Article XI, together with any other sums which then may be held by the Beneficiary or the Trustee under this Deed of Trust, whether under the provisions of this Article XI or otherwise, shall be applied in accordance with the provisions of the Indenture.

                (iv) The Beneficiary may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article XI and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Beneficiary is authorized to deduct under this Deed of Trust.

                 (v) The Beneficiary or the Trustee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Beneficiary or the Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                (vi) If the Premises is comprised of more than one parcel of land, the Beneficiary or the Trustee may take any of the actions authorized by this Section 11.3 in respect of any or a number of individual parcels.

                  SECTION 11.4 Additional Remedies in Case of an Event of
Default.

                 (i) The Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against the Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Grantor.

                (ii) Any recovery of any judgment by the Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

               (iii) Any monies collected by the Beneficiary under this Section
11.4 shall be applied in accordance with the provisions of Section 11.3(iii).

                  SECTION 11.5  Legal Proceedings After an Event of Default.

                 (i) After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Grantor shall enter its voluntary appearance in such action, suit or proceeding.

                (ii) To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to the Beneficiary.

               (iii) The Grantor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Grantor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (B) waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Deed of Trust, (C) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (D) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (E) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of gross negligence or willful misconduct.

               SECTION 11.6 Remedies Not Exclusive. No remedy conferred upon or reserved to the Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of the Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Beneficiary in such order and manner as the Beneficiary, in its sole discretion, may elect. If the Beneficiary accepts any monies required to be paid by the Grantor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If the Beneficiary accepts any monies required to be paid by the Grantor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Grantor to pay the entire sum then due, and the Grantor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

                  SECTION 12.1 Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Beneficiary's option and upon and during the continuance of an Event of Default, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or
(iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantor to assemble such personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. The Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary's rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Beneficiary shall give the Grantor not less than ten (10) days' prior notice of the time and place of any intended disposition.

                  SECTION 12.2 Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

 -----------------------------------------------------------------------------
 Name and Address of the debtor:        Name and Address of the secured party:

 The Grantor having the address         The Beneficiary having the address
 described in the Preamble hereof.      described in the Preamble hereof.
 -----------------------------------------------------------------------------
 This Financing Statement covers the following types or items of property:

 The Mortgaged Property.

 This instrument covers goods or items of personal property which are or are to become fixtures upon the real property described in Schedule A attached hereto.

 The name of the record owner of the Property on which such fixtures are or are to be located is the Grantor.
 -----------------------------------------------------------------------------


                                  ARTICLE XIII

                               FURTHER ASSURANCES

                  SECTION 13.1 Recording Documentation To Assure Security. The Grantor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Beneficiary therein. The Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                  SECTION 13.2 Further Acts. The Grantor shall, at the sole cost and expense of the Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Beneficiary shall from time to time reasonably request, which may be necessary in the judgment of the Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Beneficiary, the property and rights hereby conveyed or assigned or which the Grantor may be or may hereafter become bound to convey or assign to the Beneficiary or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Beneficiary desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Deed of Trust and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Beneficiary, the Grantor agrees to use its reasonable efforts to assist and aid the Beneficiary to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Grantor shall fail (i) within ten (10) Business Days after demand, to execute or take any action required to be executed or taken by the Grantor under this Section 13.2 to the extent same is necessary to maintain perfection of the Lien granted to Beneficiary hereunder or (ii) such failure shall constitute an Event of Default, to execute or take any action required to be executed or taken by the Grantor under this Section 13.2 (other than the type described in clause (i) of this sentence) then, in each of the cases described in clauses (i) and (ii) of this sentence, the Beneficiary may execute or take the same as the attorney-in-fact for the Grantor, such power of attorney being coupled with an interest and is irrevocable.

                  SECTION 13.3 Additional Security. Without notice to or consent of the Grantor and without impairment of the Lien and rights created by this Deed of Trust, the Beneficiary may accept (but the Grantor shall not be obligated to furnish) from the Grantor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting the Beneficiary's Lien and rights under this Deed of Trust.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  SECTION 14.1 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to, and bind the successors and assigns of, the Grantor. If there shall be more than one grantor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

                  SECTION 14.2 No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing, such consent not to be unreasonably withheld.

                  SECTION 14.3 Concerning Beneficiary and Trustee.

                 (i) The Beneficiary has been appointed as trustee pursuant to the Indenture. The actions of the Beneficiary hereunder are subject to the provisions of the Indenture. The Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Deed of Trust and the Indenture. The Beneficiary may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust. After any retiring Beneficiary's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Beneficiary.

                (ii) The Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Beneficiary, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Beneficiary nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

               (iii) The Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

                (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Beneficiary under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 14.4 Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact. If the Grantor shall fail to perform any covenants contained in this Deed of Trust, subject to any applicable grace periods or contest rights permitted pursuant to Article IX hereof or as otherwise permitted by any Collateral Document (including, without limitation, the Grantor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder,
(ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Grantor under any Mortgaged Property) or if any warranty on the part of the Grantor contained herein shall be breached, the Beneficiary may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Beneficiary shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Grantor fails to pay or perform as and when required hereby and which the Grantor does not contest in accordance with the provisions of Article IX hereof. Any and all amounts reasonably so expended by the Beneficiary shall be paid by the Grantor in accordance with the provisions of Section 14.5 hereof. Neither the provisions of this Section 14.4 nor any action taken by the Beneficiary pursuant to the provisions of this Section 14.4 shall prevent any such failure to observe any covenant contained in this Deed of Trust nor any breach of warranty from constituting an Event of Default. Upon the occurrence and during the continuance of an Event of Default the Grantor hereby appoints the Beneficiary its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor to take any action and to execute any instrument consistent with the terms hereof and the other Collateral Documents which the Beneficiary may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 14.5 Expenses The Grantor will upon demand pay to the Beneficiary the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Beneficiary may incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Beneficiary is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of the Beneficiary to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Mortgaged Property with any Requirements of Law),
(ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Beneficiary or any Secured Party hereunder or (vi) the failure by the Grantor to perform or observe any of the provisions hereof. All amounts expended by the Beneficiary and payable by the Grantor under this Section 14.5 shall be due upon demand therefor (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. The Grantor's obligations under this Section 14.5 shall survive the termination hereof and the discharge of the Grantor's other obligations under this Deed of Trust.

                  SECTION 14.6  Indemnity.

                 (i) The Grantor agrees to indemnify, pay and hold harmless the Beneficiary, the Trustee and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Beneficiary, the Trustee and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out hereof, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by the Grantor in this Deed of Trust, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (the "Indemnified Liabilities"); provided, however, that the Grantor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                (ii) Survival. The obligations of the Grantor contained in this
Section 14.6 shall survive the termination hereof and the discharge of the Grantor's other obligations under this Deed of Trust, the Indenture and the other Collateral Documents.

               (iii) Reimbursement. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

                  SECTION 14.7 Continuing Security Interest; Assignment. This Deed of Trust shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Grantor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Beneficiary and the Trustee hereunder, to the benefit of the Beneficiary and the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Holder of the Notes may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject however, to the provisions of the Indenture.

                  SECTION 14.8 Termination; Release. The Mortgaged Property shall be released from the Lien of this Deed of Trust in accordance with the provisions of Article 10 of the Indenture.

                  SECTION 14.9 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by the Beneficiary and Grantor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Collateral Document, no notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

                  SECTION 14.10 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, if to the Grantor, addressed to it at the address of the Issuer set forth in the Indenture, and as to the Beneficiary, addressed to it at its address set forth in the Indenture, and as to the Trustee, addressed to it at the address set forth in the Preamble hereof, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.

                  SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. GRANTOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 14.12 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 14.13 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between the Grantor and the Beneficiary, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Grantor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any related document exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 14.14 Business Days. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 14.15 Relationship. The relationship of the Beneficiary to the Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Indenture, the Notes, this Deed of Trust or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Grantor other than as lender and borrower and grantor and beneficiary.

                  SECTION 14.16 Waiver of Stay.

                 (i) The Grantor agrees that in the event that the Grantor or any property or assets of the Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Grantor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Beneficiary has commenced foreclosure proceedings under this Deed of Trust, the Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Beneficiary as provided in this Deed of Trust, in any other Collateral Document or any other document evidencing the Secured Obligations.

                (ii) The Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in Section 14.16(i) hereof for the purposes provided therein, and the Grantor agrees (i) not to oppose any such petition or motion and (ii) at the Grantor's sole cost and expense, to assist and cooperate with the Beneficiary, as may be requested by the Beneficiary from time to time, in obtaining any relief requested by the Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Beneficiary or any such court.

                  SECTION 14.17 No Credit for Payment of Taxes or Impositions. The Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or the Notes, and the Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

                  SECTION 14.18 No Claims Against the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 14.19 Obligations Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

                 (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor, the Issuer or any other Guarantor;

                (ii) any lack of validity or enforceability of the Indenture, the Notes or any other agreement or instrument relating thereto;

               (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any other agreement or instrument relating thereto;

                (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                 (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, the Notes or any agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 14.9 hereof; or

                (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantor.

                  SECTION 14.20 Last Dollars Secured. This Deed of Trust secures only a portion of the Indebtedness owing or which may become owing by the Grantor. The parties agree that any payments or repayments of such Indebtedness by the Grantor shall be and be deemed to be applied first to the portion of the

Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

                  SECTION 14.21 Trustee Provisions.

                  (a) No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in Trustee's opinion, such action would be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of this Deed of Trust, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

                  (b) Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Deed of Trust, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through her agents or attorneys, (iii) to select and employ, in and about the execution of Trustee's duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay the reasonable compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties hereunder.

                  (c) Substitution of Trustee. Subject to the restrictions regarding the substitution of trustees in the Indenture, if, for any reason, with or without cause, the Beneficiary shall elect to substitute for the trustee herein named (or for any successor to said trustee), the Beneficiary shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments, and each new Trustee immediately upon recordation of the instrument so appointing him shall become successor in title to the Premises for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee.

                  (d) Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

                  (e) Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

                  (f) Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place.

                  (g) No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Collateral Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.

                                        COLONIAL DOWNS HOLDINGS, INC.,
                                        Grantor


                                        By: /s/ Ian M. Stewart
                                           ---------------------------------
                                        Name: Ian M. Stewart
                                        Title: President

                                 ACKNOWLEDGMENT


COMMONWEALTH OF VIRGINIA)
                        ) ss.:
City Of Richmond        )


         The foregoing document was acknowledged before me this 14th day of June, 2002 by Ian M. Stewart, President of Colonial Downs Holdings, Inc. on behalf of the corporation.



                  My commission expires: 9-30-03



                                         /s/ Brenda W. Holmes
                                        ----------------------------------------
                                             Notary Public

                                   Schedule A
                             SCHEDULE A to EXHIBIT 1

                          Description of Real Property

ALL that certain tract or parcel of land lying and being in Cumberland District, New Kent County, Virginia, containing 345.000 acres, more or less, as depicted on a "Plat of a Parcel of Land Lying South of I-64, Cumberland District, New Kent County", dated March 18, 1997, made by Resource International, Ltd., signed by Howard B. Weatherford, III, Land Surveyor, a true copy of which is attached to and recorded with that certain deed of trust in Deed Book 242, page 277, and which is incorporated herein by reference for a complete and accurate description of the land conveyed hereby.

TOGETHER WITH a non-exclusive easement of right of way typically 60 feet in width over, under and across the "60' Ingress/Egress Easement" as depicted on the aforesaid plat for the purpose of ingress to and egress from the subject land and State Route 155, as well as the placement of utilities to serve the subject land.

BEING the same property conveyed to Colonial Downs Holdings, Inc., a Virginia Corporation, by deed from Chesapeake Forest Products Company, a Virginia corporation, dated March 19, 1997, recorded March 20, 1997, in the Clerk's Office, Circuit Court, New Kent County, Virginia, in Deed Book 241, page 453.

                                   Schedule B


                                   Prior Liens


1. Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B-1 to the marked title insurance commitment issued by Lawyers Title Insurance Corporation, dated as of the date hereof and delivered to the Beneficiary on the date hereof, bearing Lawyers Title Insurance Corporation Case No. 020637 relating to the real property described in Schedule A attached hereto.

2. Zoning and building ordinances and regulations, to the extent they constitute Permitted Liens of the type described in clause (4) of the definition thereof.

                                   Schedule C


                     Leases Affecting the Mortgaged Property



         Lease dated March 21, 1997 between Colonial Downs Holdings, Inc., as landlord and Colonial Downs, L.P. as lessee.

                                    Exhibit 1

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

                  THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, ____ by and between ________________________________, as trustee, having an office at _________________ (in such capacity, "Trustee"), and _____________________, having an office at __________________________ ("Tenant").

                                    RECITALS:

                  A. Tenant is the tenant under a certain lease dated _____________, ____ between ________________________________, as landlord
("Landlord"), and Tenant, as tenant (as amended through the date hereof, the "Lease"), pursuant to which Tenant leased a portion (the "Leased Premises") of the property known as _____________________________, located at
_____________________________, as more particularly described in Schedule A attached hereto (the "Property").

                  B. Landlord has or will grant a deed of trust lien on and security interest in the Property to Trustee (for its benefit and for the benefit of the holders of certain senior secured notes and notes issued in exchange therefor pursuant to that certain indenture dated as of [________ ___, 2002]) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the "Security Instruments").

                  C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Trustee has agreed not to disturb Tenant's possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Trustee thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

                  2. Nondisturbance. So long as Tenant complies with the provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Trustee agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

                  3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

                  4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Trustee, any receiver nor any Acquiring Party shall be:

                  (a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

                  (b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

                  (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

                  (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

                  (e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

                  (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Trustee; or

                  (g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

                  Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

                  5. Certain Acknowledgments and Agreements by Tenant. (a) Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Trustee as security for the notes secured by the Security Instruments. In the event Trustee notifies Tenant of the occurrence of a default under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Trustee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Trustee or as otherwise authorized in writing by Trustee. Landlord irrevocably authorizes Tenant to make the foregoing payments to Trustee upon such notice and demand.

                  (b) Tenant shall send a copy of any and all notices or statements under the Lease to Trustee at the same time such notices or statements are sent to Landlord.

                  (c) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

                  6. Trustee to Receive Default Notices. Tenant shall notify Trustee of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any pro-visions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Trustee shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

                  7. Estoppel. Tenant hereby certifies and represents to Trustee that as of the date of this Agreement:

                  (a) the Lease is in full force and effect;

                  (b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant's obligations under the Lease;

                  (c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant's knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

                  (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

                  (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one
         (1) month in advance;

                  (f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

                  (g) the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

                  (h) Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

                  (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

                  8. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one
(1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  9. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however, that in the event of the assignment or transfer of the interest of Trustee, all obligations and liabilities of Trustee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Trustee's interest is assigned or transferred; and provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Trustee. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

                  10. Duplicate Original; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

                  11. Limitation of Trustee's Liability. (a) Trustee shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                  (b) In the event that Trustee shall acquire title to the Leased Premises or the Property, Trustee shall have no obligation, nor incur any liability, beyond Trustee's then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Trustee, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Trustee hereunder or under the Lease, and Trustee is hereby released and relieved of any other obligations hereunder and under the Lease.

                  12. Modification in Writing. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                  13. Lien of Security Instruments. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

                  14. Compliance with Lease. Tenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

                  15. Governing Law; Severability. This Agreement shall be
governed by the laws of the State of [   ]. If any term of this Agreement or the
application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  16. Further Actions. Tenant agrees at its own expense to execute and deliver, at any time and from time to time upon the request of Trustee or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement. Moreover, Tenant hereby irrevocably appoints and constitutes Trustee or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days' notice from Trustee or any Acquiring Party, has failed to execute and deliver.

                  IN WITNESS WHEREOF, Trustee and Tenant have duly executed this Agreement as of the date first above written.

                               -------------------------------------------,
                               as Trustee

                               By:
                                      -------------------------------------
                                      Name:
                                      Title:


                               -------------------------------------------,
                               as Tenant

                               By:
                                      -------------------------------------
                                      Name:
                                      Title:


                  The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as grantor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Trustee of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.

                               --------------------------------, a

                               --------------------------------


                               By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                 ACKNOWLEDGMENT

State of                )
         ---------------
                        )  ss.:
County of               )
          --------------


                  [Local counsel to provide appropriate acknowledgment]